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                                                                    EXHIBIT 99.1

                                    GUARANTY

GUARANTY made as of September 2, 2005, by DRA Growth and Income Fund V LLC, a Delaware limited liability company (the "Guarantor"), in favor of Capital Automotive REIT, a Maryland real estate investment trust (the "Company"), and Capital Automotive L.P., a Delaware limited partnership (the "Partnership"), in connection with that certain Agreement and Plan of Merger, dated as of the date hereof, among Flag Fund V LLC, a Delaware limited liability company ("Parent"), CA Acquisition REIT, a Maryland real estate investment trust and wholly-owned subsidiary of Parent ("Merger Sub") and CALP Merger L.P., a Delaware limited partnership and wholly-owned subsidiary of Parent ("Merger Partnership," and together with Parent and Merger Sub, the "Acquirors"), the Company and the Partnership (as may be amended from time to time, the "Merger Agreement"). All capitalized terms used herein and not otherwise defined shall have the respective meanings given to such terms in the Merger Agreement.

1. For value received, and to induce the Company and the Partnership to enter into the Merger Agreement, the Guarantor, intending to be legally bound, hereby absolutely and unconditionally guarantees and becomes surety for the payment and performance when due of all of the liabilities, obligations and undertakings of Acquirors, their successors or assigns (including, but not limited to, an assignment pursuant to Section 9.7 of the Merger Agreement) of every kind or nature now and hereafter owing to the Company and/or any of its subsidiaries or affiliates under and pursuant to the Merger Agreement, whether joint or several, due or to become due, absolute or contingent, now existing or hereafter arising (collectively, the "Obligations"). For the avoidance of doubt, the Company's and the Partnership's costs and expenses, including without limitation attorneys' fees, incurred by the Company or the Partnership at any time to enforce, protect, preserve, or defend the Company's or the Partnership's rights shall constitute Obligations hereunder.

2. This Guaranty is an absolute, unconditional and continuing guarantee of the full and punctual payment and performance of the Obligations, and not of their collectibility only, and is in no way conditioned upon any requirement that the Company or the Partnership first attempt to collect the Obligations from Acquirors or resort to any security or other means of collecting payment. Should Acquirors default in the payment or performance of the Obligations, the Guarantor's obligations hereunder shall become immediately due and payable to the Company and Partnership. Claims hereunder may be made on one or more occasions. All payments of money made by Guarantor in performance and satisfaction of its Obligations hereunder shall be made in lawful money of the United States, in immediately available funds, unless payment by another means is authorized by the Merger Agreement. Guarantor hereby represents and warrants to the Company and the Partnership that Guarantor currently has or has reasonable access to, through capital commitments and cash and cash equivalents currently available to Guarantor, all funds necessary to satisfy the Obligations in full. All of such capital commitments are subject to call by Guarantor without the consent or any other action of any third party.

3. The Guarantor hereby waives notice of acceptance of this Guaranty and notice of the Obligations, waives presentment, demand for payment, protest, notice of dishonor or non-
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payment of the Obligations, notice of acceleration or intent to accelerate the
Obligations, and any other notice to Guarantor or Acquirors, and waives suretyship defenses generally, and the Company is not obligated to file any suit or take any action, or provide any notice to, Acquirors, the Guarantor, or others, except as expressly provided in the Merger Agreement or in this Guaranty. Without limiting the generality of the foregoing, the Guarantor agrees that the obligation of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (i) the failure of the Company or the Partnership to assert any claim or demand or to enforce any right or remedy against Acquirors with respect to the Obligations; (ii) any extensions or renewals of the Obligations; (iii) any rescissions, waivers, amendments or modifications of the Merger Agreement; (iv) the adequacy of any means available to the Company or the Partnership to claim payment or performance of the Obligations; (v) except as otherwise provided herein, the addition or release of any person or entities primarily or secondarily liable for the Obligations (including the Guarantor) or (vi) any other act or omission that might in any means or to any extent vary the risk of the Guarantor or otherwise operate as a release or exchange of the Guarantor, all of which may be done without notice to the Guarantor. However, the Guarantor reserves the right to assert defenses that Acquirors may have to payment or performance of the Obligations, other than defenses (a) arising from the bankruptcy, insolvency or similar rights of Acquirors, or (b) related to Acquirors' capacity to enter into the Merger Agreement.

Guarantor further acknowledges that Guarantor (i) has examined or had the opportunity to examine the Merger Agreement and (ii) waives any defense which may exist resulting from Guarantor's failure to receive or examine at any time the Merger Agreement or any amendments, modifications, supplements, restatements or replacements therefor. Guarantor acknowledges that in entering into this Guaranty, Guarantor is not relying upon any statement, representation, warranty or opinion of any kind from the Company or the Partnership as to the present or future financial condition, performance, assets, liabilities or prospects of Acquirors or as to any other matter.

4. If either Acquiror defaults in the payment or performance of the Obligations, the Guarantor shall (subject to last sentence of the first paragraph of Section 3 above), make such payment or performance or otherwise cause such payment or performance immediately upon demand. A payment demand shall be in writing and shall reasonably and briefly specify what amount Acquirors have failed to pay, and an explanation of why such payment is due, with a specific statement that the Company or the Partnership is calling upon the Guarantor to pay under this Guaranty.

5. The obligation of the Guarantor hereunder is limited to its guarantee of the Obligations, including, but not limited to, the payment obligations of Acquirors to the Company and the Partnership under the Merger Agreement. All sums payable by the Guarantor hereunder shall be made in immediately available funds. Upon payment or performance of the Obligations owing to the Company and the Partnership, the Guarantor shall be subrogated to the rights of the Company or the Partnership against Acquirors, and the Company and the Partnership each agree to take, at the Guarantor's expense, such steps as the Guarantor may reasonably request to implement such subrogation. However, the Guarantor may not exercise any right of subrogation as to Acquirors until the Obligations are paid and performed in full.
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6. This Guaranty shall terminate and be of no further force and effect and no party may attempt to enforce any rights hereunder upon the earlier to occur of
(i) Paying Agent's receipt of the Exchange Fund from Acquirors and the Closing having occurred and (ii) termination of the Merger Agreement other than as a result of default or breach by Acquirors.

7. This Guaranty shall apply in all respects to successors of Guarantor and permitted assigns and inure to the Company and the Partnership and their permitted assigns. No party may assign its rights and obligations hereunder (directly or indirectly) without the prior written consent of the other party hereto.

8. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS RULES OF CONFLICTS OF LAWS.

9. No amendment or waiver of any provision of this Guaranty shall be effective unless the same shall be in writing and signed by the Company, the Partnership and the Guarantor. No failure on the part of the Company or the Partnership to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

10. This Guaranty contains the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions.

11. This Guaranty may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile transmission of any signed original document shall be deemed the same as delivery of an original.

                           [Signature page to follow]

GUARANTOR:

DRA GROWTH AND INCOME FUND V LLC


     By: Manageco V LLC


          By: Manageco IV LP


                By: Manegeco IV GP Inc.


By:     Brian T. Summers
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Title:  Vice President
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ACKNOWLEDGED AND AGREED:


CAPITAL AUTOMOTIVE REIT


By:    /s/ Thomas D. Eckert
    ----------------------------------------
Title: President and Chief Executive Officer
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CAPITAL AUTOMOTIVE L.P.


By:    /s/ Thomas D. Eckert
    ----------------------------------------
Title: President and Chief Executive Officer
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